Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS

WHEREAS, ABITIBIBOWATER INC., a Delaware corporation (the “Company”), proposes shortly to file with the Securities and Exchange Commission (the “SEC”), under the provisions of the Securities Act of 1933, as amended (the “Act”), a registration statement on Form S-4 covering the registration of shares of the Company’s common stock, par value $0.001, to be issued in an exchange offer for all outstanding shares of common stock of Fibrek Inc. (the “Registration Statement”), to file with the Canadian securities regulatory authorities an offer to purchase and a circular in respect of all the outstanding shares of common stock of Fibrek Inc. (the “Bid Circular”) and to mail the Bid Circular and certain ancillary documents to the Fibrek Inc. stockholders.

WHEREAS, each of the undersigned is a director of the Company.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Richard Garneau, Jo-Ann Longworth and Jacques P. Vachon and each of them, as true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments that said attorneys-in-fact and agents, or any of them, may deem necessary or appropriate or that may be required to enable the Company to comply with the Act or securities legislation in Canada or any province thereof, and any rules, regulations or requirements of the SEC or of the Canadian securities regulatory authorities in respect thereof, in connection with the Registration Statement or the Bid Circular, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of director of the Company to the Registration Statement, the Bid Circular, or any component part thereof or any ancillary document thereto, and all pre-effective amendments, post-effective amendments and supplements to the Registration Statement or the Bid Circular, any subsequent Registration Statement or Bid Circular for the same offering that may be filed under Rule 462(b) of the Act and to any instruments or documents filed as part of or in connection with any such Registration Statement or Bid Circular or any such amendments or supplements thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the applicable securities regulatory authorities, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 14th day of December 2011.

/s/ Richard B. Evans	/s/ Richard Garneau
Richard B. Evans Chairman of the Board	Richard Garneau Director

/s/ Alain Rhéaume	/s/ Jeffrey A. Hearn
Alain Rhéaume Director	Jeffrey A. Hearn Director

/s/ Richard D. Falconer	/s/ David H. Wilkins
Richard D. Falconer Director	David H. Wilkins Director

/s/ Michael S. Rousseau
Michael S. Rousseau
Director